Exhibit 10

Asian Infrastructure Investment Bank

Condensed Financial Statements (Unaudited)

for the Six Months Ended June 30, 2026

REPORT ON REVIEW OF CONDENSED FINANCIAL STATEMENTS

To the Board of Governors of the Asian Infrastructure Investment Bank

Introduction

We have reviewed the condensed financial statements of the Asian Infrastructure Investment Bank (the “Bank”) set out on pages 1 to 50, which comprise the condensed statement of financial position as of June 30, 2026 and the related condensed statement of comprehensive income, condensed statement of changes in equity and condensed statement of cash flows for the six-month period then ended, and notes to the condensed financial statements. Management of the Bank is responsible for the preparation and presentation of these condensed financial statements in accordance with International Accounting Standard 34 “Interim Financial Reporting” (“IAS 34”) issued by the International Accounting Standards Board. Our responsibility is to express a conclusion on these condensed financial statements based on our review.

Scope of Review

We conducted our review in accordance with International Standard on Review Engagements 2410 “Review of Interim Financial Information Performed by the Independent Auditor of the Entity” as issued by the International Auditing and Assurance Standards Board. A review of these condensed financial statements consists of making inquiries, primarily of persons responsible for financial and accounting matters, and applying analytical and other review procedures. A review is substantially less in scope than an audit conducted in accordance with International Standards on Auditing and consequently does not enable us to obtain assurance that we would become aware of all significant matters that might be identified in an audit. Accordingly, we do not express an audit opinion.

Conclusion

Based on our review, nothing has come to our attention that causes us to believe that the condensed financial statements are not prepared, in all material respects, in accordance with IAS 34.

1

Other Matter

The condensed statement of other comprehensive income, comparative condensed statement of changes in equity and comparative condensed statement of cash flows for the six-month period ended June 30, 2025 and the relevant notes included in these condensed financial statements were extracted from the interim financial information of the Bank for six-month period ended June 30, 2025 reviewed by another auditor who expressed an unmodified conclusion on the interim financial information on August 14, 2025. The comparative condensed statement of financial position as at December 31, 2025 were extracted from the financial statements of the Bank for the year ended December 31, 2025 audited by the same auditor who expressed an unmodified opinion on those statements on March 24, 2026.

/s/ Deloitte Touche Tohmatsu

Deloitte Touche Tohmatsu

Certified Public Accountants

Hong Kong, China

August 13, 2026

2

Contents

Financial Statements

Condensed Statement of Comprehensive Income	1
Condensed Statement of Financial Position	2
Condensed Statement of Changes in Equity	3
Condensed Statement of Cash Flows	4
Notes to the Condensed Financial Statements	5-50
A. General Information	5
B. Accounting Policies	6
C. Disclosure Notes	7-32
D. Financial Risk Management	33-45
E. Fair Value Disclosures	46-50

Asian Infrastructure Investment Bank

Condensed Statement of Comprehensive Income

For the six months ended June 30, 2026

In thousands of US Dollars	Note	For the six months ended June 30, 2026 (unaudited)	For the six months ended June 30, 2025 (unaudited)
Interest income	C1	1,091,305	1,051,878
Interest expense	C1	(774,643)	(630,449)
Net interest income		316,662	421,429
Net fee and commission income	C2	28,036	21,209
Net gain on financial instruments measured at fair value and foreign exchange	C3	260,356	124,324
Net gain/(loss) on financial instruments measured at amortized cost	C9	31	(4,725)
Impairment provision charge	C4	(9,641)	(17,643)
General and administrative expenses	C5	(157,311)	(141,803)
Operating profit for the period		438,133	402,791
Accretion of paid-in capital receivables	C10	166	121
Net profit for the period		438,299	402,912
Other comprehensive income Items will not be reclassified to profit or loss
Unrealized gain in fair-valued borrowings arising from changes in own credit risk	C12	31,926	39,358
Total comprehensive income		470,225	442,270
Attributable to:
Equity holders of the Bank		470,225	442,270

The accompanying notes are an integral part of these financial statements.

Asian Infrastructure Investment Bank

Condensed Statement of Financial Position

As at June 30, 2026

In thousands of US Dollars	Note	June 30, 2026 (unaudited)	Dec. 31, 2025 (audited)
Assets
Cash and cash equivalents	C6	2,279,392	3,295,009
Term deposits	C6	4,740,116	3,138,361
Treasury investments
Investments at fair value through profit or loss	C7	15,176,461	12,827,965
Debt securities, at amortized cost	C9	11,119,395	10,490,939
Investment operations
Loan investments, at amortized cost	C8	31,089,547	29,626,580
Debt securities, at amortized cost	C9	713,084	806,153
Investments at fair value through profit or loss	C7	2,514,894	2,272,696
Paid-in capital receivables	C10	213,191	219,625
Derivative assets	C13	1,009,000	1,312,674
Property and equipment		7,606	7,760
Intangible assets		5,902	6,546
Other assets	C11	356,421	655,682
Total assets		69,225,009	64,659,990
Liabilities
Borrowings	C12	43,414,012	39,069,441
Derivative liabilities	C13	845,891	841,922
Prepaid paid-in capital		174	174
Other liabilities	C14	916,469	1,170,215
Total liabilities		45,176,546	41,081,752
Members’ equity
Paid-in capital	C15	19,526,400	19,526,400
Reserves
Accretion of paid-in capital receivables		(648)	(814)
Unrealized loss in fair-valued borrowings arising from changes in own credit risk		(82,774)	(114,700)
Retained earnings		4,605,485	4,167,352
Total members’ equity		24,048,463	23,578,238
Total liabilities and members’ equity		69,225,009	64,659,990

The accompanying notes are an integral part of these financial statements.

/s/ Zou Jiayi	/s/ Domenico Nardelli
Zou Jiayi	Domenico Nardelli
President	Acting Chief Financial Officer and
Treasurer

Asian Infrastructure Investment Bank

Condensed Statement of Changes in Equity

For the six months ended June 30, 2026

					Reserves

In thousands of US Dollars	Note	Subscribed capital	Less: Callable capital	Paid-in capital	Accretion of paid-in capital receivables	Unrealized loss in fair-valued borrowings arising from changes in own credit risk	Retained earnings	Total members’ equity
Jan. 1, 2025		97,037,800	(77,630,300)	19,407,500	(418)	(193,752)	3,244,205	22,457,535
Capital subscription and contribution		547,000	(437,600)	109,400	-	-	-	109,400
Net profit for the period		-	-	-	-	-	402,912	402,912
Other comprehensive income		-	-	-	-	39,358	-	39,358
Paid-in capital receivables - accretion effect		-	-	-	(82)	-	-	(82)
Transfer of accretion	C10	-	-	-	121	-	(121)	-
June 30, 2025 (unaudited)	C15	97,584,800	(78,067,900)	19,516,900	(379)	(154,394)	3,646,996	23,009,123
Jan. 1, 2026		97,632,200	(78,105,800)	19,526,400	(814)	(114,700)	4,167,352	23,578,238
Capital subscription and contribution		-	-	-	-	-	-	-
Net profit for the period		-	-	-	-	-	438,299	438,299
Other comprehensive income		-	-	-	-	31,926	-	31,926
Paid-in capital receivables - accretion effect		-	-	-	-	-	-	-
Transfer of accretion	C10	-	-	-	166	-	(166)	-
June 30, 2026 (unaudited)	C15	97,632,200	(78,105,800)	19,526,400	(648)	(82,774)	4,605,485	24,048,463

The accompanying notes are an integral part of these financial statements.

Asian Infrastructure Investment Bank

Condensed Statement of Cash Flows

For the six months ended June 30, 2026

In thousands of US Dollars	Note	For the six months ended June 30, 2026 (unaudited)	For the six months ended June 30, 2025 (unaudited)
Cash flows from operating activities
Net profit for the period		438,299	402,912
Adjustments for:
Interest income from term deposits		(93,538)	(52,135)
Interest expense for borrowings	C12	762,321	618,268
Interest expense for leasing	C1	-	7
Issuance cost for borrowings	C5	8,105	8,010
Accretion of paid-in capital receivables	C10	(166)	(121)
Net (gain)/loss on financial instruments measured at fair value through profit or loss		(414,780)	605,490
Impairment provision charge	C4	9,641	17,643
Depreciation and amortization		2,342	2,624
Increase in loan investments	C8	(1,469,403)	(1,971,344)
Increase in debt securities in investment operations portfolio		(105,220)	(155,402)
Net cash received from/(paid for) derivatives		119,195	(124,405)
Decrease/(increase) in other assets		301,609	(250,797)
(Decrease)/increase in other liabilities		(256,648)	650,905
Net cash used in operating activities		(698,243)	(248,345)
Cash flows from investing activities
Increase in investment with equity participation		(123,578)	(176,430)
Dividends received and return of capital contributions		109,961	41,964
Debt securities at amortized cost purchased in treasury investment portfolio		(752,218)	(55,751)
Debt securities at amortized cost matured, terminated or sold under treasury investment portfolio		123,600	46,121
Increase in other treasury investment		(2,191,634)	(435,248)
Increase in term deposits		(1,584,324)	(1,255,912)
Interest received from term deposits		76,107	45,860
Increase in intangible assets, property and equipment		(3,892)	(3,094)
Net cash used in investing activities		(4,345,978)	(1,792,490)
Cash flows from financing activities
Proceeds from borrowings, net	C12	13,397,590	10,292,682
Repayments of borrowings	C12	(8,591,288)	(6,825,665)
Interest payments on borrowings	C12	(784,260)	(608,927)
Capital contributions received	C10	6,600	22,215
Prepaid paid-in capital received		-	4
Lease payments		(38)	(227)
Net cash from financing activities		4,028,604	2,880,082
Net (decrease)/increase in cash and cash equivalents		(1,015,617)	839,247
Cash and cash equivalents at beginning of period		3,295,009	1,922,539
Cash and cash equivalents at end of period	C6	2,279,392	2,761,786

The accompanying notes are an integral part of these financial statements.

Asian Infrastructure Investment Bank

Notes to the Condensed Financial Statements

For the six months ended June 30, 2026

(All amounts in thousands of US Dollars unless otherwise stated)

A	General Information

The Asian Infrastructure Investment Bank (the “Bank” or “AIIB”) is a multilateral development bank. By the end of year 2015, representatives from 57 economies signed AIIB’s Articles of Agreement (the “AOA”), which entered into force on Dec. 25, 2015. The Bank commenced operations on Jan. 16, 2016. AIIB’s principal office is in Beijing, the People’s Republic of China (“China”).

As at June 30, 2026, the Bank’s total approved membership is 111, of which 106 have completed the membership process and have become members of AIIB in accordance with the AOA.

AIIB’s purpose is to (i) foster sustainable economic development, create wealth and improve infrastructure connectivity in Asia by investing in infrastructure and other productive sectors; and (ii) promote regional cooperation and partnership in addressing development challenges by working in close collaboration with other multilateral and bilateral development institutions.

The legal status, privileges and immunities for the operation and functioning of AIIB in China are agreed in the AOA and further defined in the Headquarters Agreement between the government of the People’s Republic of China (the “Government”) and the Bank on Jan. 16, 2016.

The Bank’s first overseas office, an Operational Hub (the “Hub”), was established in Abu Dhabi, the United Arab Emirates (the “UAE”), upon the government of the UAE and the Bank signing an agreement regarding the establishment of an office in the UAE on April 19, 2023. The Hub provides proximity to global financial centers and connectivity with the international infrastructure ecosystem which is important in maintaining AIIB’s growth momentum.

These financial statements were signed by the President and the Acting Chief Financial Officer and Treasurer on Aug. 13, 2026.

Asian Infrastructure Investment Bank

Notes to the Condensed Financial Statements

For the six months ended June 30, 2026

(All amounts in thousands of US Dollars unless otherwise stated)

B	Accounting Policies

B1	Basis of preparation

These condensed interim financial statements for the six months ended June 30, 2026 have been prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board (“IFRS Accounting Standards”): IAS 34 Interim Financial Reporting, and should be read in conjunction with the annual financial statements for the year ended Dec. 31, 2025.

The accounting policies adopted are consistent with those used in the Bank’s annual financial statements for the year ended Dec. 31, 2025.

The preparation of financial statements in conformity with IFRS Accounting Standards requires the use of certain critical accounting estimates. It also requires management to exercise judgment in its process of applying the Bank’s accounting policies. The financial statements have been prepared on a going concern basis.

B2	New accounting pronouncements

In April 2024, the IASB issued IFRS 18 Presentation and Disclosure in Financial Statements (“IFRS 18”), effective for annual reporting periods beginning on or after Jan. 1, 2027. The new standard aims to give users of financial statements more transparent and comparable information about an entity’s financial performance. The Bank has conducted assessments and developed plans to implement the new standard and consequential amendments to other standards. The adoption of IFRS 18 is expected to affect the presentation of the statement of profit or loss, including the identification of the Bank’s main business activities and the resulting classification of income and expenses into operating, investing and financing categories. The new standard may also result in additional disclosure regarding Management-Defined Performance Measures (MPMs). The Bank will continue to assess the full impact as implementation progresses.

In addition to IFRS 18, the IASB issued amendments to IFRS 9 Financial Instruments (“IFRS 9”) and IFRS 7 Financial Instruments: Disclosures (“IFRS 7”) - Classification and Measurement of Financial Instruments in May 2024, effective for annual reporting periods beginning on, or after, Jan. 1, 2026. The amendments provide further clarification regarding the classification and measurement of financial assets and liabilities. The amendments did not have a material impact on the Bank’s financial statements.

B3	Comparatives

The comparative date of the Condensed Statement of Financial Position is as at Dec. 31, 2025, while the comparative period of the Condensed Statement of Comprehensive Income, the Condensed Statement of Changes in Equity and the Condensed Statement of Cash Flows are from Jan. 1, 2025 to June 30, 2025.

Asian Infrastructure Investment Bank

Notes to the Condensed Financial Statements

For the six months ended June 30, 2026

(All amounts in thousands of US Dollars unless otherwise stated)

C	Disclosure Notes

C1	Interest income and expenses

	For the six months ended June 30, 2026	For the six months ended June 30, 2025
Interest income
Loan investments (1) (2)	712,521	720,682
Debt securities (2)	231,716	228,407
Cash, cash equivalents and deposits	146,784	100,389
Reverse repurchase agreements	284	2,400
Total interest income	1,091,305	1,051,878
Interest expense
Borrowings (3)	(772,342)	(629,656)
Repurchase agreements	(2,301)	(786)
Lease	-	(7)
Total interest expense	(774,643)	(630,449)
Net interest income	316,662	421,429

(1) Interest income for loan investments includes amortization of front-end fees and other incremental and directly related costs in relation to loan origination that are an integral part of the effective interest rate of those loans.

(2) The Bank uses derivatives to manage interest rate and foreign currency risks on certain interest-bearing assets. Please refer to Note C13 Derivatives for details.

(3) Interest expense is accrued mainly based on the notional coupon rate. However, the Bank uses derivatives to manage interest rate and foreign currency risks, and hence, the actual borrowing cost for the Bank is swapped from fixed to floating rate. Please refer to Note C13 Derivatives for details.

C2	Net fee and commission income

	For the six months ended June 30, 2026	For the six months ended June 30, 2025
Investment operations fee income	27,739	21,984
MCDF administration fee (1)	1,285	1,123
Special Funds administration fee	965	255
Total fee and commission income	29,989	23,362
Cofinancing service fee	(1,953)	(2,153)
Total fee and commission expense	(1,953)	(2,153)
Net fee and commission income	28,036	21,209

(1) According to the Governing Instrument of the Finance Facility of the Multilateral Cooperation Center for Development Finance (“MCDF Finance Facility”) and the agreement on the terms and conditions of service as the administrator (“Administrator”) of the MCDF Finance Facility, the Bank provides administrative and financial services to the MCDF Finance Facility, including hosting of the Secretariat of the Multilateral Cooperation Center for Development Finance (“MCDF”). Therefore, the Bank charges an administration fee for the services provided as the Administrator of the MCDF Finance Facility. The MCDF serves as a multilateral initiative to foster high-quality infrastructure and connectivity investments in developing economies.

Asian Infrastructure Investment Bank

Notes to the Condensed Financial Statements

For the six months ended June 30, 2026

(All amounts in thousands of US Dollars unless otherwise stated)

C	Disclosure Notes

C3	Net gain on financial instruments measured at fair value and foreign exchange

	For the six months ended June 30, 2026	For the six months ended June 30, 2025
Money Market Funds (Note C6)	11,440	28,923
Investments at fair value through profit or loss (Note C7)	187,257	667,970
Borrowings (Note C12)	415,971	(1,817,806)
Derivatives (Note C13):
- Borrowings associated	(523,255)	1,454,028
- Investments operations associated	272,700	(712,777)
- Treasury investments associated	62,107	(196,905)
Net gain/(loss) on financial instruments measured at fair value through profit or loss	426,220	(576,567)
Net foreign exchange (loss)/gain (1)	(165,864)	700,891
Total	260,356	124,324

(1) The Bank uses derivatives to hedge net foreign currency exposures. Therefore, the net foreign exchange gains or losses arising from non-USD monetary items can be partially offset by the net gains or losses derived from derivative instruments.

C4	Impairment provision

	For the six months ended June 30, 2026	For the six months ended June 30, 2025
Loan investments	9,339	21,006
Debt securities	215	(3,311)
Guarantees	87	(52)
Total impairment provision charge	9,641	17,643

C5	General and administrative expenses

	For the six months ended June 30, 2026	For the six months ended June 30, 2025
Staff costs (1)	92,132	78,882
Professional service expenses	21,525	20,365
IT services	12,785	11,530
Travel expenses	8,982	7,962
Issuance cost for borrowings	8,105	8,010
Facilities and administration expenses	7,955	8,411
Others	5,827	6,643
Total general and administrative expenses	157,311	141,803

(1) Refer to Note C19 for details of key management personnel remuneration.

Asian Infrastructure Investment Bank

Notes to the Condensed Financial Statements

For the six months ended June 30, 2026

(All amounts in thousands of US Dollars unless otherwise stated)

C	Disclosure Notes

C6	Cash, cash equivalent and deposits with banks

	June 30, 2026	Dec. 31, 2025
Cash	3	-
Deposits with banks
- Demand deposits (1)	81,472	50,503
- Term deposits with initial maturity of three months or less	1,633,711	2,553,094
Money Market Funds (2)	564,206	691,412
Total cash and cash equivalents	2,279,392	3,295,009
Add: term deposits with initial maturity more than three months (3)	4,740,116	3,138,361
Total cash, cash equivalents and deposits with banks	7,019,508	6,433,370

(1)	USD41.37 million of demand deposits is segregated for the externally managed portfolios (Dec. 31, 2025: USD26.74 million).

(2)	Money Market Funds

	For the six months ended June 30, 2026	For the year ended Dec. 31, 2025
As at beginning of period/year	691,412	318,474
Additions	12,424,786	23,025,400
Disposals	(12,563,432)	(22,693,772)
Fair value gain, net	11,440	41,310
Total Money Market Funds	564,206	691,412

Money Market Funds (“MMFs”) are rated triple-A equivalent and invest in a diversified portfolio of short-term high-quality assets. The objective of the investment is only to meet short-term cash commitments. The MMFs are subject to an insignificant risk of changes in value, with daily liquidity and an investment return comparable to normal USD denominated money market interest rates. The MMFs are exposed to credit, market and liquidity risks, and are measured at fair value.

(3)

Term deposits with initial maturity more than three months have maturities up to 24 months. As at June 30, 2026, USD4.74 billion of term deposits have remaining maturity within 12 months (Dec. 31, 2025: USD3.14 billion).

Asian Infrastructure Investment Bank

Notes to the Condensed Financial Statements

For the six months ended June 30, 2026

(All amounts in thousands of US Dollars unless otherwise stated)

C	Disclosure Notes

C7	Investments at fair value through profit or loss

	For the six months ended June 30, 2026	For the year ended Dec. 31, 2025
As at the beginning of period/year	15,100,661	14,538,941
Investment, net	2,509,360	(301,297)
Return of capital contributions	(105,923)	(100,326)
Net gain of investments	187,257	963,343
Total investments at fair value through profit or loss	17,691,355	15,100,661

Analysis of investments at fair value through profit or loss:

	June 30, 2026	Dec. 31, 2025
Treasury investments
External Managers Program (a)	5,534,416	4,720,326
Debt securities (b)	9,642,045	8,107,639
Subtotal	15,176,461	12,827,965
Investment operations
Fixed income portfolio and debt securities (c)	1,042,056	837,523
Investment with equity participation (d)	1,472,838	1,435,173
Subtotal	2,514,894	2,272,696
Total investments at fair value through profit or loss	17,691,355	15,100,661

(a)

The Bank has engaged external asset managers to invest in portfolios of high credit quality debt securities (the “External Managers Program”). The portfolios are fair value measured and securities are eligible for sale.

(b)

The Bank invests mainly in debt securities of high credit quality, such as bonds, certificates of deposit and commercial papers, which are mostly actively managed within the treasury investment portfolio. The debt securities are measured at fair value through profit or loss.

(c)

The Bank has engaged an external asset manager to invest in a fixed-income portfolio, which is to develop the climate bond markets in Asia, composed of labeled green bonds and unlabeled climate-aligned bonds. Separately, the Bank also invests in securities for infrastructure and development purposes in its investment operations portfolio.

Asian Infrastructure Investment Bank

Notes to the Condensed Financial Statements

For the six months ended June 30, 2026

(All amounts in thousands of US Dollars unless otherwise stated)

C	Disclosure Notes

C7	Investments at fair value through profit or loss (Continued)

(d)	The Bank holds investments with equity participation which include limited partnership funds (“LP Funds”), trust, associates through venture capital and others.

LP Funds are managed by the general partners, who manage all investments on behalf of the limited partners. The Bank, along with other investors, has entered into the LP Funds as a limited partner.

As at June 30, 2026, the Bank held USD121.07 million investments in associates through venture capital (Dec. 31, 2025: USD125.72 million), which are measured at fair value through profit or loss in accordance with IFRS 9 by applying the exemption from adopting the equity method under IAS 28 Investments in Associates and Joint Ventures. For the six months ended June 30, 2026, these investments recorded a fair value loss of USD2.11 million, which is included in Note C3 (for the six months ended June 30, 2025: fair value gain of USD4.01 million).

The total remaining capital commitment amount for investments with equity participation has no significant change as at June 30, 2026 compared to Dec. 31, 2025. The investments with equity participation do not have a fixed exit date.

Please refer to Note C19 for the transactions with associates through venture capital.

C8	Loan investments, loan commitments and related ECL allowance

Loan investments	June 30, 2026	Dec. 31, 2025
Gross carrying amount	31,217,763	29,748,360
Expected credit loss (“ECL”) allowance	(128,216)	(121,780)
Net carrying amount	31,089,547	29,626,580

Loan investments are carried at amortized cost. At initial recognition, loan investments are measured at fair value using the assumptions market participants of either sovereign-backed or nonsovereign-backed projects would use when pricing the loan assets. The market where the Bank enters into such transactions is considered to be the principal market. The transaction price normally represents the fair value of loans at their initial recognition.

Asian Infrastructure Investment Bank

Notes to the Condensed Financial Statements

For the six months ended June 30, 2026

(All amounts in thousands of US Dollars unless otherwise stated)

C	Disclosure Notes

C8	Loan investments, loan commitments and related ECL allowance (Continued)

All sovereign-backed loans to eligible members are subject to the same pricing, taking into account the “preferred creditor status” and other terms giving the Bank rights more favorable than those available to commercial creditors. The Bank applies commercial pricing practices to nonsovereign-backed loans. The Bank has no intention to sell sovereign-backed loans, nor does it believe there is a secondary market for such loans.

The Bank began offering variable spread loans in 2019 where the lending rate consists of a variable reference rate and a variable spread. The variable spread consists of a fixed contractual lending spread and maturity premium along with a variable borrowing cost margin. The reference rate and the borrowing cost margin are determined at each interest rate reset date and are applicable for the following six months. The borrowing cost margin is based on the cost of the underlying funding for these loans at the time of the reset. As at June 30, 2026, USD21,892.94 million of the total carrying amount of the Bank’s loans are variable spread loans (Dec. 31, 2025: USD21,076.65 million).

As at June 30, 2026, USD2,004.83 million of the total carrying amount matures within 12 months (Dec. 31, 2025: USD1,765.89 million).

The following table sets out overall information about the ECL of loan investments and loan commitments issued as at June 30, 2026. The gross amounts of loans are net of the transaction costs and fees that are capitalized through the effective interest method, or EIR method. Loan commitments are recorded based on the legal obligations the Bank has taken on to provide the financing, for which the Bank does not have the full discretion to withdraw.

	June 30, 2026	Dec. 31, 2025
Loan investments, gross carrying amount	31,217,763	29,748,360
Undrawn loan commitments	18,668,526	17,340,850

	49,886,289	47,089,210
Total ECL allowance (a)	(132,095)	(122,756)

	49,754,194	46,966,454

(a)	As at June 30, 2026, the total ECL allowance related to undrawn loan commitments is USD3.88 million (Dec. 31, 2025: USD0.98 million), and is presented as a provision in Note C14.

For the six months ended June 30, 2026, the impairment provision charged on loan investments and undrawn loan commitments were USD9.34 million (impairment provision charged for the six months ended June 30, 2025: USD21.0 million), as disclosed in Note C4.

Asian Infrastructure Investment Bank

Notes to the Condensed Financial Statements

For the six months ended June 30, 2026

(All amounts in thousands of US Dollars unless otherwise stated)

C	Disclosure Notes

C9	Debt securities at amortized cost

	June 30, 2026	Dec. 31, 2025
Treasury investments
Externally managed fixed income portfolio (a)	227,729	351,329
Internally managed fixed income portfolio (b)	10,892,986	10,140,767
ECL allowance	(1,320)	(1,157)
Subtotal	11,119,395	10,490,939
Investment operations
Investment operations bond portfolios (c)	715,974	813,989
ECL allowance	(2,890)	(7,836)
Subtotal	713,084	806,153
Net carrying amount	11,832,479	11,297,092

(a)

The Bank engaged an external asset manager to invest in a treasury investment portfolio of high credit quality securities. The portfolio adopts a hold-to-maturity business strategy. The debt securities are initially recognized at fair value and subsequently measured at amortized cost.

(b)

The Bank has an internally managed treasury investment portfolio of high credit quality debt securities. The portfolio adopts a hold-to-maturity business strategy. The debt securities are initially recognized at fair value and subsequently measured at amortized cost.

(c)

The Bank has engaged an external asset manager to invest in a fixed income debt securities investment portfolio which comprises Asian infrastructure-related bonds. Separately, the Bank also invests in other debt securities through private placements. The debt securities are initially recognized at fair value and subsequently measured at amortized cost.

For the six months ended June 30, 2026, USD0.03 million net investment gain was recognized as a result of derecognition of certain debt securities in the portfolios (for the six months ended June 30, 2025: net investment loss of USD4.7 million).

Debt securities at amortized cost are subject to credit losses estimated by applying an ECL model, assessed on a forward-looking basis. As at June 30, 2026, ECL allowances of USD2.89 million and USD1.32 million have been provided respectively to debt securities in investment operations and treasury investment portfolio (Dec. 31, 2025: USD7.84 million and USD1.16 million respectively).

As at June 30, 2026, USD2,337.29 million of the gross carrying amount matures within 12 months (Dec. 31, 2025: USD2,395.85 million).

Asian Infrastructure Investment Bank

Notes to the Condensed Financial Statements

For the six months ended June 30, 2026

(All amounts in thousands of US Dollars unless otherwise stated)

C	Disclosure Notes

C10	Paid-in capital receivables

According to the AOA, payments for paid-in capital (refer to Note C15) are due in five installments, with the exception of members considered as less developed countries, who may pay in 10 installments. Paid-in capital receivables represent amounts due from members in respect of paid-in capital. These amounts are initially recognized at fair value and subsequently measured at amortized cost. The fair value discount is accreted through income using the effective interest method. For the six months ended June 30, 2026, no discount (for the six months ended June 30, 2025: USD0.08 million) has been debited to the reserve. An amount of USD0.17 million (for the six months ended June 30, 2025: USD0.12 million) has been accreted through income in the current year.

As at June 30, 2026, overdue contractual undiscounted paid-in capital receivables amounted to USD204.18 million (Dec. 31, 2025: USD203.98 million) (Note C15) are not considered impaired.

As at June 30, 2026, USD207.50 million (Dec. 31, 2025: USD213.68 million) of the paid-in capital balance is due within 12 months.

	For the six months ended June 30, 2026	For the year ended Dec. 31, 2025
As at the beginning of period/year	219,625	234,336
Paid-in capital receivables originated	-	118,228
Contributions received	(6,600)	(132,719)
Transfer from prepaid paid-in capital to contribution	-	(496)
Accretion to profit or loss	166	276
Total paid-in capital receivable	213,191	219,625

C11	Other assets

	June 30, 2026	Dec. 31, 2025
Cash collateral receivable (Note C13)	243,647	120,879
Receivable for unsettled trades	96,445	366,863
Prepayments	9,621	11,297
Receivable for Special Funds and MCDF administration fees	1,990	2,470
Reverse repurchase agreements	-	151,894
Others	4,718	2,279
Total other assets	356,421	655,682

Asian Infrastructure Investment Bank

Notes to the Condensed Financial Statements

For the six months ended June 30, 2026

(All amounts in thousands of US Dollars unless otherwise stated)

C	Disclosure Notes

C12	Borrowings

	June 30, 2026	Dec. 31, 2025
Borrowings carried at fair value	39,185,411	36,592,173
Borrowings carried at amortized cost	4,228,601	2,477,268
Total borrowings	43,414,012	39,069,441

The Bank raises funds through various markets to support its operations and enhance the presence in the key capital markets which provide the Bank with cost-efficient funding levels. The Bank’s debt issuance programs include the SEC-registered Shelf, Global Medium-Term Notes Programme, Australian Dollar and New Zealand Dollar Debt Issuance Programme, Renminbi Bond Issuance Program and Euro Commercial Paper Programme (the “ECP”). Among these funding sources, the SEC-registered fixed-rate global notes have been the primary program of the Bank’s borrowing activities. These funding initiatives have enabled the Bank to access diverse sources of capital and strengthen its financial position.

The following table sets out the details of the outstanding amount by denominated currency.

Denominated currency	June 30, 2026	Dec. 31, 2025
USD	25,362,831	23,179,404
EUR	5,854,318	4,389,314
CNY	3,478,389	3,027,208
GBP	3,035,663	3,752,804
HKD	1,755,814	1,158,214
AUD	1,428,817	1,363,521
INR	1,163,800	1,202,306
CHF	523,233	394,729
MXN	252,410	230,293
Others	558,737	371,648
Total	43,414,012	39,069,441

Borrowings that are paired with swaps are designated as financial liabilities at fair value through profit or loss. The designation significantly reduces accounting mismatches that would otherwise arise if the borrowings were carried at amortized cost while the related swaps are carried at fair value. Interest from borrowings is calculated based on outstanding balances of the borrowings and coupon rates and presented as interest expense in the Statement of Comprehensive Income.

Floating rate notes and ECP are carried at amortized cost with interest expenses recognized under the effective interest rate method.

Asian Infrastructure Investment Bank

Notes to the Condensed Financial Statements

For the six months ended June 30, 2026

(All amounts in thousands of US Dollars unless otherwise stated)

C	Disclosure Notes

C12	Borrowings (Continued)

The fair value changes for financial liabilities that are designated as at fair value through profit or loss that are attributable to changes in the Bank’s own credit risk, are recognized in other comprehensive income in accordance with the requirements of IFRS 9. Fair value movements attributable to changes in the Bank’s own credit risk are determined using the mark-to-market approach by applying an observable own credit spread curve to the Bank’s exposure at the reporting date.

For the six months ended June 30, 2026, the fair value gain attributable to changes in the Bank’s own credit risk included in the other comprehensive income amounted to USD31.93 million (for the six months ended June 30, 2025: fair value gain of USD39.36 million).

The following table sets out information about changes in liabilities arising from borrowing activities, including changes arising from cash flows and non-cash changes.

	For the six months ended June 30, 2026	For the year ended Dec. 31, 2025
As at beginning of period/year	39,069,441	32,953,799
Changes arising from cash flows
- Proceeds from borrowings, net	13,397,590	20,923,652
- Repayment of borrowings	(8,591,288)	(16,678,372)
- Interest payments	(784,260)	(1,160,479)
- Issuance cost for borrowings	8,105	10,233
Non-cash changes
- Accrued interest	762,321	1,291,168
- Changes in fair value included in the other comprehensive income	(31,926)	(79,052)
- Changes in fair values included in profit or loss (Note C3)	(415,971)	1,808,492
Total borrowings	43,414,012	39,069,441

Asian Infrastructure Investment Bank

Notes to the Condensed Financial Statements

For the six months ended June 30, 2026

(All amounts in thousands of US Dollars unless otherwise stated)

C	Disclosure Notes

C13	Derivatives

As at June 30, 2026, the Bank has entered into several interest rate swap, foreign exchange forward and cross currency swap contracts. The Bank makes use of derivatives primarily to hedge the Bank’s borrowings, so as to convert issuance proceeds into the currency and interest rate structure sought by the Bank. The Bank also uses derivatives to manage the interest rate and foreign exchange risks arising from its financial assets including, but not limited to, loans, certificates of deposit and bond investments.

Derivative contracts are financial instruments valued at each reporting date using valuation techniques that consider observable market data such as yield curves, interest rates and foreign currency rates. Net interest paid or received on these derivative contracts is included within the net gain on financial instruments.

The following table sets out the contractual notional amounts and fair values of the derivatives as at June 30, 2026 and Dec. 31, 2025. The payments under each of the derivative contracts are subject to enforceable master netting arrangements.

	As at June 30, 2026
	Contractual notional	Fair value
	amount	Assets	Liabilities
Derivatives
Interest rate swaps	32,997,997	180,197	96,757
Cross currency swaps	25,358,876	764,546	720,989
FX forwards	3,069,205	64,257	28,145
Total derivatives	61,426,078	1,009,000	845,891

	As at Dec. 31, 2025
	Contractual notional	Fair value
	amount	Assets	Liabilities
Derivatives
Interest rate swaps	31,152,237	355,304	43,025
Cross currency swaps	23,918,869	947,854	780,179
FX forwards	1,543,226	9,516	18,718
Total derivatives	56,614,332	1,312,674	841,922

Asian Infrastructure Investment Bank

Notes to the Condensed Financial Statements

For the six months ended June 30, 2026

(All amounts in thousands of US Dollars unless otherwise stated)

C	Disclosure Notes

C13	Derivatives (Continued)

The table below presents the undiscounted cash flows in/(out) of the derivatives the Bank has entered into as at June 30, 2026 and Dec. 31, 2025.

	As at June 30, 2026
	Less than 1 month	1-3 months	3-12 months	1-5 years	Over 5 years	Total
Total Derivatives
Interest rate swaps	64,748	38,317	(94,422)	171,243	91,630	271,516
Gross settling cross currency swaps - inflow	312,812	992,709	3,088,628	19,965,864	6,554,710	30,914,723
Gross settling cross currency swaps - outflow	(282,608)	(1,034,042)	(3,090,661)	(19,711,358)	(6,150,879)	(30,269,548)
Gross settling FX forwards - inflow	794,423	1,040,822	1,209,842	-	-	3,045,087
Gross settling FX forwards - outflow	(780,488)	(1,014,304)	(1,217,239)	-	-	(3,012,031)
Total derivatives	108,887	23,502	(103,852)	425,749	495,461	949,747

	As at Dec. 31, 2025
	Less than 1 month	1-3 months	3-12 months	1-5 years	Over 5 years	Total
Total Derivatives
Interest rate swaps	51,582	69,856	(71,776)	313,108	43,361	406,131
Gross settling cross currency swaps - inflow	140,887	622,921	4,129,296	16,821,621	6,694,501	28,409,226
Gross settling cross currency swaps - outflow	(148,443)	(573,928)	(4,017,317)	(16,574,884)	(6,345,551)	(27,660,123)
Gross settling FX forwards - inflow	477,552	466,446	599,910	-	-	1,543,908
Gross settling FX forwards - outflow	(481,326)	(470,352)	(600,388)	-	-	(1,552,066)
Total derivatives	40,252	114,943	39,725	559,845	392,311	1,147,076

Asian Infrastructure Investment Bank

Notes to the Condensed Financial Statements

For the six months ended June 30, 2026

(All amounts in thousands of US Dollars unless otherwise stated)

C	Disclosure Notes

C13	Derivatives (Continued)

The Bank requires collateral in the form of cash against the exposures to derivative counterparties. The Bank records cash collateral in respect of the interest rate swaps and cross currency swaps based on the fair value of the swaps. This amount is presented separately in the Bank’s Statement of Financial Position as the cash flows are not applied towards the settlement of net interest payments. The collateral would only be applied against amounts due in the event that some or all the corresponding swaps are terminated early, including, but not limited to, as a result of a default by the relevant counterparty. As at June 30, 2026, the Bank has received cash collateral of USD387.65 million (Note C14) (Dec. 31, 2025: USD577.85 million) from the swap counterparties, and has paid cash collateral of USD243.65 million (Note C11) (Dec. 31, 2025: USD120.88 million) to the swap counterparties.

Due to the collateral arrangements in the Bank’s derivatives contracts, the counterparty valuation adjustment (“CVA”) and debt valuation adjustment (“DVA”) do not have a material impact on the derivative valuations as at June 30, 2026 and Dec. 31, 2025.

The contractual notional amounts of the derivatives and carrying amount of the hedged financial instruments are as follows. The Bank’s risk exposures have been well hedged. Therefore, the profit and loss are effectively managed on a net basis.

	As at June 30, 2026		As at Dec. 31, 2025
	Contractual notional amount of derivative	Gross carrying amount of economically hedged financial instruments	Contractual notional amount of derivative	Gross carrying amount of economically hedged financial instruments
Borrowings related hedge (1)	38,750,057	39,185,411	35,467,863	36,592,173
Loans related hedge	8,587,538	7,737,464	8,183,892	7,332,184
Debt securities related hedge in investment operations portfolio	1,208,918	1,155,857	992,744	993,544

(1)

Borrowings and borrowings related hedge exclude ECP and derivatives linked to ECP. The notional amount of ECP related derivatives is included in the total notional amount for the treasury investment portfolio below.

Derivatives with notional amount of USD12,879.57 million are under the management of treasury investment portfolio (Dec. 31, 2025: USD11,969.83 million).

Asian Infrastructure Investment Bank

Notes to the Condensed Financial Statements

For the six months ended June 30, 2026

(All amounts in thousands of US Dollars unless otherwise stated)

C	Disclosure Notes

C14	Other liabilities

	June 30, 2026	Dec. 31, 2025
Cash collateral payable (Note C13)	387,654	577,849
Repurchase agreements	338,613	-
Payable for unsettled trades	72,222	288,066
Deferred interest (Note C19)	57,010	37,543
Accrued expenses	31,772	84,907
Staff cost payable	11,376	9,286
Financial guarantee liabilities	10,011	8,480
ECL provision for commitment of loan and debt securities	4,089	1,236
Bank overdrafts	-	162,111
Lease liability	-	38
Others	3,722	699
Total other liabilities	916,469	1,170,215

C15	Share capital

	June 30, 2026	Dec. 31, 2025
Authorized capital	100,000,000	100,000,000
- Allocated
- Subscribed	97,632,200	97,632,200
- Unsubscribed	384,800	384,800
- Unallocated	1,983,000	1,983,000
Total authorized capital	100,000,000	100,000,000
Subscribed capital	97,632,200	97,632,200
Less: callable capital	(78,105,800)	(78,105,800)
Paid-in capital	19,526,400	19,526,400
Paid-in capital comprises:
- amounts received	19,312,561	19,305,961
- amount due but not yet received	204,176	203,976
- amount not yet due	9,663	16,463
Total paid-in capital	19,526,400	19,526,400

Asian Infrastructure Investment Bank

Notes to the Condensed Financial Statements

For the six months ended June 30, 2026

(All amounts in thousands of US Dollars unless otherwise stated)

C	Disclosure Notes

C15	Share capital (Continued)

In accordance with Articles 4 and 5 of the AOA, the initial authorized capital stock of the Bank is USD100 billion, divided into 1,000,000 shares, which shall be available for subscription only by members.

The original authorized capital stock is divided into paid-in shares and callable shares, with paid-in shares having an aggregate par value of USD20 billion and callable shares having an aggregate par value of USD80 billion.

Payment of the amount subscribed to the callable capital stock of the Bank shall be subject to call only as and when required by the Bank to meet its liabilities. Calls on unpaid subscriptions shall be uniform in percentage on all callable shares.

In accordance with Article 37 of the AOA, any member may withdraw from the Bank at any time by delivering a notice in writing to the Bank at its principal office. A withdrawing member remains liable for all direct and contingent obligations to the Bank to which it was subject at the date of delivery of the withdrawal notice. At the time a country ceases to be a member, the Bank shall arrange for the repurchase of such country’s shares by the Bank as a part of the settlement of accounts with such country.

Asian Infrastructure Investment Bank

Notes to the Condensed Financial Statements

For the six months ended June 30, 2026

(All amounts in thousands of US Dollars unless otherwise stated)

C	Disclosure Notes

C15	Share capital (Continued)

Member	Total share	Subscribed capital	Callable capital	Paid-in capital
Afghanistan	866	86,600	69,300	17,300
Algeria	50	5,000	4,000	1,000
Argentina	50	5,000	4,000	1,000
Armenia	374	37,400	29,900	7,500
Australia	36,912	3,691,200	2,953,000	738,200
Austria	5,008	500,800	400,600	100,200
Azerbaijan	2,541	254,100	203,300	50,800
Bahrain	1,036	103,600	82,900	20,700
Bangladesh	6,605	660,500	528,400	132,100
Belarus	641	64,100	51,300	12,800
Belgium	2,846	284,600	227,700	56,900
Benin	50	5,000	4,000	1,000
Brazil	50	5,000	4,000	1,000
Brunei Darussalam	524	52,400	41,900	10,500
Cambodia	623	62,300	49,800	12,500
Canada	9,954	995,400	796,300	199,100
Chile	100	10,000	8,000	2,000
China	297,804	29,780,400	23,824,300	5,956,100
Cook Islands	5	500	400	100
Croatia	50	5,000	4,000	1,000
Cyprus	200	20,000	16,000	4,000
Côte d’Ivoire	50	5,000	4,000	1,000
Denmark	3,695	369,500	295,600	73,900
Djibouti	5	500	400	100
EI Salvador	50	5,000	4,000	1,000
Ecuador	50	5,000	4,000	1,000
Egypt	6,505	650,500	520,400	130,100
Ethiopia	458	45,800	36,600	9,200
Fiji	125	12,500	10,000	2,500
Finland	3,103	310,300	248,200	62,100
France	33,756	3,375,600	2,700,500	675,100
Georgia	539	53,900	43,100	10,800
Germany	44,842	4,484,200	3,587,400	896,800
Ghana	50	5,000	4,000	1,000
Greece	100	10,000	8,000	2,000
Guinea	50	5,000	4,000	1,000
Hong Kong, China	7,651	765,100	612,100	153,000
Hungary	1,000	100,000	80,000	20,000
Iceland	176	17,600	14,100	3,500
India	83,673	8,367,300	6,693,800	1,673,500

Asian Infrastructure Investment Bank

Notes to the Condensed Financial Statements

For the six months ended June 30, 2026

(All amounts in thousands of US Dollars unless otherwise stated)

C	Disclosure Notes

C15	Share capital (Continued)

Member	Total share	Subscribed capital	Callable capital	Paid-in capital
Indonesia	33,607	3,360,700	2,688,600	672,100
Iran	15,808	1,580,800	1,264,600	316,200
Iraq	250	25,000	20,000	5,000
Ireland	1,313	131,300	105,000	26,300
Israel	7,499	749,900	599,900	150,000
Italy	25,718	2,571,800	2,057,400	514,400
Jordan	1,192	119,200	95,400	23,800
Kazakhstan	7,293	729,300	583,400	145,900
Kenya	50	5,000	4,000	1,000
Korea	37,387	3,738,700	2,991,000	747,700
Kuwait	5,360	536,000	428,800	107,200
Kyrgyzstan	268	26,800	21,400	5,400
Lao PDR	430	43,000	34,400	8,600
Liberia	50	5,000	4,000	1,000
Libya	526	52,600	42,100	10,500
Luxembourg	697	69,700	55,800	13,900
Madagascar	50	5,000	4,000	1,000
Malaysia	1,095	109,500	87,600	21,900
Maldives	72	7,200	5,800	1,400
Malta	136	13,600	10,900	2,700
Mauritania	50	5,000	4,000	1,000
Mongolia	411	41,100	32,900	8,200
Morocco	50	5,000	4,000	1,000
Myanmar	2,645	264,500	211,600	52,900
Naoero	5	500	400	100
Nepal	809	80,900	64,700	16,200
Netherlands	10,313	1,031,300	825,000	206,300
New Zealand	4,615	461,500	369,200	92,300
Norway	5,506	550,600	440,500	110,100
Oman	2,592	259,200	207,400	51,800
Pakistan	10,341	1,034,100	827,300	206,800
Papua New Guinea	50	5,000	4,000	1,000
Peru	1,546	154,600	123,700	30,900
Philippines	9,791	979,100	783,300	195,800
Poland	8,318	831,800	665,400	166,400
Portugal	650	65,000	52,000	13,000
Qatar	6,044	604,400	483,500	120,900
Romania	1,530	153,000	122,400	30,600
Russia	65,362	6,536,200	5,229,000	1,307,200
Rwanda	50	5,000	4,000	1,000

Asian Infrastructure Investment Bank

Notes to the Condensed Financial Statements

For the six months ended June 30, 2026

(All amounts in thousands of US Dollars unless otherwise stated)

C	Disclosure Notes

C15	Share capital (Continued)

Member	Total share	Subscribed capital	Callable capital	Paid-in capital
Samoa	21	2,100	1,700	400
Saudi Arabia	25,446	2,544,600	2,035,700	508,900
Senegal	50	5,000	4,000	1,000
Serbia	50	5,000	4,000	1,000
Singapore	2,500	250,000	200,000	50,000
Solomon Islands	5	500	400	100
South Africa	50	5,000	4,000	1,000
Spain	17,615	1,761,500	1,409,200	352,300
Sri Lanka	2,690	269,000	215,200	53,800
Sudan	590	59,000	47,200	11,800
Sweden	6,300	630,000	504,000	126,000
Switzerland	7,064	706,400	565,100	141,300
Tajikistan	309	30,900	24,700	6,200
Tanzania	50	5,000	4,000	1,000
Thailand	14,275	1,427,500	1,142,000	285,500
Timor-Leste	160	16,000	12,800	3,200
Togo	50	5,000	4,000	1,000
Tonga	12	1,200	1,000	200
Tunisia	50	5,000	4,000	1,000
Türkiye	26,099	2,609,900	2,087,900	522,000
United Arab Emirates	11,857	1,185,700	948,600	237,100
United Kingdom	30,547	3,054,700	2,443,800	610,900
Uruguay	50	5,000	4,000	1,000
Uzbekistan	2,198	219,800	175,800	44,000
Vanuatu	5	500	400	100
Viet Nam	6,633	663,300	530,600	132,700
Total	976,322	97,632,200	78,105,800	19,526,400

Asian Infrastructure Investment Bank

Notes to the Condensed Financial Statements

For the six months ended June 30, 2026

(All amounts in thousands of US Dollars unless otherwise stated)

C	Disclosure Notes

C16	Reserves

Based on Article 18.1 of the AOA, the Board of Governors shall determine at least annually what part of the net income of the Bank shall be allocated, after making provision for reserves, to retained earnings or other purposes and what part, if any, shall be distributed to the members.

C17	Distributions

Retained earnings as at June 30, 2026 are USD4,605.49 million (Dec. 31, 2025: USD4,167.35 million). For the six months ended June 30, 2026, USD0.17 million (for the six months ended June 30, 2025: USD0.12 million) of retained earnings has been transferred to the reserve for accretion of the paid-in capital receivables.

No dividends were declared during the reporting period.

C18	Unconsolidated structured entities

Special Funds established and administered by the Bank based on Article 17.1 of the AOA are unconsolidated structured entities for accounting purposes. Consistent with Article 10 of the Bank’s AOA, the resources of the Special Funds shall at all times and in all respects be held, used, committed, invested or otherwise disposed of entirely separately from the Bank’s ordinary resources.

The Bank charges an administration fee based on the principle of full cost recovery on the contribution amount received by the Special Funds. The respective Special Funds bear all expenses appertaining directly to operations financed from the resources of the Special Funds.

Apart from Special Funds, other unconsolidated structured entities in which the Bank holds an interest as of the reporting date include LP Funds, trusts, associates through venture capital, and other equity participation investments.

The Project Preparation Special Fund

The objective of the Project Preparation Special Fund is to support and facilitate preparatory activities during the preparation and early implementation of projects, on a grant basis, for the benefit of one or more members of the Bank that, at the time when the decision to extend the grant is made by the Bank, are classified as recipients of financing from the International Development Association (“IDA”), and other members of the Bank with substantial development needs and capacity constraints.

The resources of the Project Preparation Special Fund consist of: (a) amounts accepted from any member of the Bank, any of its political or administrative subdivisions, or any entity under the control of the member or such subdivisions or any other country, entity or person approved by the President may become a contributor to the Special Funds; (b) income derived from investment of the resources of the Special Funds; and (c) funds reimbursed to the Special Funds, if any.

Asian Infrastructure Investment Bank

Notes to the Condensed Financial Statements

For the six months ended June 30, 2026

(All amounts in thousands of US Dollars unless otherwise stated)

C	Disclosure Notes

C18	Unconsolidated structured entities (Continued)

As at June 30, 2026, the Project Preparation Special Fund aggregate contributions received amounted to USD129 million (Dec. 31, 2025: USD129 million). For the six months ended June 30, 2026, there was no administration fee recognized as income (for the six months ended June 30, 2025: none).

As at June 30, 2026, there was no administration fee receivable by the Bank (Dec. 31, 2025: none).

The Special Fund Window for Less Developed Members (the “Special Fund Window”)

The Special Fund Window provides interest rate buydown to eligible sovereign-backed financing aligned with AIIB’s Corporate Strategy in eligible members according to the approved Rules and Regulations. The Special Fund Window is funded by the amounts transferred by the Bank from its Project Preparation Special Fund and voluntary contributions from the Bank’s members.

For the six months ended June 30, 2026, administration fees recognized as income amounted to USD0.71 million (for the six months ended June 30, 2025: USD0.01 million).

As at June 30, 2026, there was USD0.71 million administration fee receivable by the Bank (Dec. 31, 2025: USD0.09 million), and the interest rate buydown balance for eligible sovereign-backed loans from the Special Fund Window amounted to USD57.01 million (Dec. 31, 2025: USD37.54 million) (Note C14).

AIIB Project-Specific Window

On March 19, 2024, the Bank established the Project-Specific Window for the Bank to accept, manage and disburse external grants for the co-financing of eligible projects in the Bank’s low- and middle-income members and small island members as defined in the Rules and Regulations of the AIIB Project-Specific Window.

The resource of the Project-Specific Window consists of contributions from eligible contributors to co-finance specific eligible projects approved by the contributors. Contributions received will be channeled and disbursed to the approved specific projects.

For the six months ended June 30, 2026, there was no administration fee recognized as income (for the six months ended June 30, 2025: USD0.16 million).

As at June 30, 2026, there was no administration fee receivable by the Bank (Dec. 31, 2025: none).

Asian Infrastructure Investment Bank

Notes to the Condensed Financial Statements

For the six months ended June 30, 2026

(All amounts in thousands of US Dollars unless otherwise stated)

C	Disclosure Notes

C18	Unconsolidated structured entities (Continued)

AIIB External Special Funds

Special Funds resources received by AIIB in its role as implementing entity of multilateral partnership facilities are considered as an External Special Fund individually, and AIIB External Special Funds collectively. AIIB becomes an implementing entity of multilateral partnership facilities and establishes the External Special Fund after signing the corresponding legal arrangements individually with the respective multilateral partnership facilities.

Resources from the various multilateral partnership facilities are administered in separate External Special Funds.

Name of External Special Funds	Date of Establishment
Global Infrastructure Facility Technical Partner	June 23, 2021
MCDF Implementing Partner	Aug. 9, 2021
Pandemic Prevention, Preparedness and Response Trust Fund Implementing Entity	Feb. 10, 2023
Green Climate Fund Accredited Entity	June 25, 2025
Joint Multilateral Development Banks Long Term Strategy Program	June 2, 2026

The Bank is not obliged to provide financial support to the Special Funds.

Asian Infrastructure Investment Bank

Notes to the Condensed Financial Statements

For the six months ended June 30, 2026

(All amounts in thousands of US Dollars unless otherwise stated)

C	Disclosure Notes

C19	Related party transactions

Parties are generally considered to be related if the parties are under common control, or one party has the ability to control the other party or can exercise significant influence over the other party in making financial or operational decisions. In considering each possible related party relationship, attention is directed to the substance of the relationship, not merely to the legal form.

Major outstanding balances with related parties are as follows:

	June 30, 2026			Dec. 31, 2025
	China related entities	Key management personnel	Other related parties	China related entities	Key management personnel	Other related parties
Loan investments	1,921,463	-	-	1,682,695	-	-
LP Fund	70,127	-	-	72,481	-	-
Equity and debt security investments in/or related to associates through venture capital	-	-	158,808	-	-	174,520
Other assets	-	-	705	-	-	95
Staff loan	-	33	-	-	65	-
Other liabilities	-	-	57,010	-	550	37,543

The income and expense items affected by transactions with related parties are as follows:

	For the six months ended June 30, 2026			For the six months ended June 30, 2025
	China related entities	Key management personnel	Other related parties	China related entities	Key management personnel	Other related parties
Income from loan investments	30,542	-	-	34,895	-	-
Net loss on LP fund	(491)	-	-	(1,972)	-	-
Net (loss)/gain on equity and debt security investments in/or related to associates through venture capital	-	-	(1,011)	-	-	6,376
Income from staff loan	-	-	-	-	2	-
Income from Special Funds (Administration Fee)	-	-	705	-	-	167

Asian Infrastructure Investment Bank

Notes to the Condensed Financial Statements

For the six months ended June 30, 2026

(All amounts in thousands of US Dollars unless otherwise stated)

C	Disclosure Notes

C19	Related party transactions (Continued)

Shareholder with significant influence

The Bank considers China as the member that has a significant influence over the Bank’s financial and operating policies through its ability to exercise its voting powers in the Board. As at June 30, 2026, the Government of China (the “Government”) owned approximately 30.50% of the paid-in capital of the Bank (Dec. 31, 2025 approximately 30.50%).

The Bank enters into transactions with enterprises ultimately controlled by the Government (state-owned entities), including but not limited to, lending, debt securities, equity and fund investments, deposits and interbank placements, goods and services.

The Bank considers the transactions with China state-owned entities as activities conducted in the ordinary course of business, and the dealings of the Bank have not been significantly or unduly affected by the fact that these entities are ultimately controlled by the Government.

Significant transactions with China related entities are as follows:

(1)	Loan investments

The Bank has loan facilities to nonsovereign borrowers that are ultimately controlled by state-owned entities with a total outstanding balance of USD412.21 million as at June 30, 2026 (Dec. 31, 2025: USD257.25 million). The Bank entered into the agreements with the borrowers in the ordinary course of business under normal commercial terms and at market rates.

The Bank has sovereign-backed facilities to China with a total outstanding balance of USD1,509.25 million equivalent as at June 30, 2026 (Dec. 31, 2025: USD1,425.44 million). The Bank’s standard interest rate for sovereign-backed loans has been applied.

(2)	LP fund

In July 2019, the Bank approved a USD75 million investment into a limited partnership fund organized under the laws of Hong Kong, China (the “Fund”) and subscribed to an interest therein in November 2019. In addition to the Bank, the Government and other entities related therewith are also limited partners of the Fund. The Bank will not take part in the management of the Fund. As at June 30, 2026, the fair value of the Bank’s interest in the Fund is USD70.13 million (Dec. 31, 2025: USD72.48 million).

Asian Infrastructure Investment Bank

Notes to the Condensed Financial Statements

For the six months ended June 30, 2026

(All amounts in thousands of US Dollars unless otherwise stated)

C	Disclosure Notes

C19	Related party transactions (Continued)

Transactions with other related parties are as follows:

(1)	Equity and debt security investments in/or related to associates

The fair value of the Bank’s interest in the investments in associates through venture capital is USD121.07 million (Dec. 31, 2025: USD125.72 million). As at June 30, 2026, the Bank holds USD37.73 million of infrastructure asset-backed securities issued by one associate (Dec. 31, 2025: USD48.80 million).

(2)	Transactions with Special Funds

As at June 30, 2026, other assets included a receivable from the Special Fund Window for the administration fee of USD0.71 million (Dec. 31, 2025: USD0.09 million).

As at June 30, 2026, the interest rate buydown balance from Special Fund Window was USD57.01 million (Dec. 31, 2025: USD37.54 million).

Key management personnel

Key management personnel are those persons who have the authority and responsibility to plan, direct and control the activities of the Bank. Key management personnel of the Bank is defined as the members of the Bank’s Executive Committee, that is, in accordance with the Terms of Reference of the Executive Committee dated Jan. 5, 2022, the President, the Vice Presidents, the General Counsel, the Chief Risk Officer, the Chief Financial Officer and the Chief Economist. On Jan. 1, 2025, leadership positions of the investment client units were titled Chief Investment Officers. The Chief Investment Officers are members of the Bank’s Executive Committee. On Sep. 1, 2025, the Chief Partnerships Officer was included as a member of the Bank’s Executive Committee.

For the six months ended June 30, 2026, and the six months ended June 30, 2025, other than the staff loan granted to key management personnel as disclosed above, the Bank has no material transactions with key management personnel.

The compensation of key management personnel for the six months ended June 30, 2026 comprises short-term employee benefits of USD2.17 million (for the six months ended June 30, 2025: USD2.23 million) and defined contribution plans of USD0.43 million (for the six months ended June 30, 2025: USD0.45 million).

Asian Infrastructure Investment Bank

Notes to the Condensed Financial Statements

For the six months ended June 30, 2026

(All amounts in thousands of US Dollars unless otherwise stated)

C	Disclosure Notes

C19	Related party transactions (Continued)

Use of office building

In accordance with Article 5 of the Headquarters Agreement, the Government will provide a permanent office building (“Permanent Premises”) and temporary office accommodation to the Bank, free of charge. The Permanent Premises and temporary office accommodation are provided to the Bank for the purposes of carrying out its Official Activities, as defined in Article 1(k) of the Headquarters Agreement. The Bank does not have legal ownership of the Permanent Premises. Please refer to Headquarters Agreement disclosed on public domain of AIIB website.

The provision of the Permanent Premises and temporary office accommodation is not subject to any consideration payable by the Bank, or any conditions relating to the Bank’s lending or investing activities. The Bank, however, remains responsible for the management of the Premises and/or for the associated costs, including that of utilities and services.

On June 1, 2020, the Bank officially moved to the Permanent Premises. The temporary office was returned to the Government on June 5, 2020.

The Permanent Premises of the Bank are located at Towers A and B, Asia Financial Center, No. 1 Tianchen East Road, Chaoyang District, Beijing 100101 and, as of the reporting date, provides the Bank with approximately 110,866 square meters of office space and associated facilities and equipment.

On Sep. 11, 2019, the People’s Government of Tianjin Municipality (the “Tianjin Municipality”) and the Bank entered into a Memorandum of Understanding (the “MOU”), in accordance with Article 5 of the Headquarters Agreement, to set out the arrangements regarding the premises of the Bank as its backup business office in Tianjin (the “Tianjin Premises”). Specifically, according to the MOU, Tianjin Municipality will provide the Tianjin Premises to the Bank for its use, free of charge, similar to the arrangements for the Permanent Premises.

On March 31, 2021, Tianjin Municipality officially handed over the Tianjin Premises to the Bank. The Tianjin Premises are located at Level 25, Level 26, 3-14, No. 681, Ronghe Road, Binhai New Area, Tianjin, and provide the Bank with approximately 4,258 square meters of office space.

Asian Infrastructure Investment Bank

Notes to the Condensed Financial Statements

For the six months ended June 30, 2026

(All amounts in thousands of US Dollars unless otherwise stated)

C	Disclosure Notes

C20	Segment reporting

The Bank has only one reportable segment since financial results are reviewed and resource allocation decisions are made at the entity level.

The table below illustrates the geographic distribution of the Bank’s loan and guarantee revenue by destination for the six months ended June 30, 2026, and June 30, 2025.

Loan and guarantee revenue comprises loan interest income, loan commitment fees, guarantee fees and other service fees.

	For the six months ended June 30, 2026			For the six months ended June 30, 2025
Region	Sovereign- backed loans and guarantees	Nonsovereign -backed loans	Total	Sovereign- backed loans and guarantees	Nonsovereign -backed loans	Total
Central Asia	70,496	18,008	88,504	61,616	11,171	72,787
Eastern Asia	30,662	6,929	37,591	36,912	7,534	44,446
Southeastern Asia	144,251	18,448	162,699	161,877	13,241	175,118
Southern Asia	261,946	17,334	279,280	259,920	13,212	273,132
Western Asia	87,342	41,869	129,211	98,576	32,546	131,122
Oceania	2,056	-	2,056	3,022	-	3,022
Other Regional	-	-	-	-	8,660	8,660
Total Regional	596,753	102,588	699,341	621,923	86,364	708,287
Total Non-Regional	26,264	14,655	40,919	24,737	9,642	34,379
Total	623,017	117,243	740,260	646,660	96,006	742,666

C21	Events after the end of the reporting period

There have been no other material events since the reporting date that would require disclosure or adjustment to these financial statements.

Asian Infrastructure Investment Bank

Notes to the Condensed Financial Statements

For the six months ended June 30, 2026

(All amounts in thousands of US Dollars unless otherwise stated)

D	Financial Risk Management

D1	Overview

The Bank adopts a proactive and comprehensive approach to risk management that is instrumental to the Bank’s financial viability and success in achieving its mandate. The ability to identify, mitigate and manage risk begins with the Bank’s policies established with a strong risk culture. In addition to establishing appropriate risk parameters and a thorough and robust project review and monitoring process, the risk management function provides independent oversight of credit and other investment risk, market risk, liquidity risk, counterparty credit risk, model risk, operational risk and compliance risk in the Bank’s activities. It is also designed to manage assets and liabilities to minimize the volatility in its equity value and to maintain sufficient liquidity.

For further information, please refer to the accompanying notes D Financial Risk Management included in the Bank’s financial statements for the year ended Dec. 31, 2025.

D2	Credit and other investment risks

Credit quality analysis

Except for loan investments, debt securities and issued guarantee commitments, other financial assets are paid-in capital receivables, deposits with banks and MMFs, for which the credit risk is not material.

The following table sets out the gross carrying amount and undrawn commitments for sovereign-backed loans and issued guarantees commitments, nonsovereign-backed loans exclusive of any received sovereign guarantees, and debt securities at amortized cost under investment operations and treasury investments with their respective ECL allowance balance as at June 30, 2026.

	June 30, 2026			Dec. 31, 2025
	Gross Carrying amount	Undrawn Commitments	ECL	Gross Carrying amount	Undrawn Commitments	ECL
Investment operations
Sovereign-backed loans and guarantees (1)	27,722,579	18,668,359	(43,070)	26,661,205	17,405,446	(31,964)
Nonsovereign-backed loans	3,495,184	1,303,839	(89,850)	3,087,155	1,190,145	(91,530)
Debt securities	715,974	65,926	(3,100)	813,989	75,221	(8,096)
Subtotal	31,933,737	20,038,124	(136,020)	30,562,349	18,670,812	(131,590)
Treasury investments
Debt securities	11,120,715	-	(1,320)	10,492,096	-	(1,157)
Total	43,054,452	20,038,124	(137,340)	41,054,445	18,670,812	(132,747)

(1)

As at June 30, 2026, the maximum credit risk exposure of the issued financial guarantees is USD1,303.67 million (Dec. 31, 2025: USD1,254.74 million), with an associated ECL allowance of USD0.83 million (Dec. 31, 2025: USD0.74 million). Of these, financial guarantees classified as Stage 1 amount to USD1,066.06 million with an ECL allowance of USD0.65 million, and those classified as Stage 2 amount to USD237.61 million with an ECL allowance of USD0.18 million.

Asian Infrastructure Investment Bank

Notes to the Condensed Financial Statements

For the six months ended June 30, 2026

(All amounts in thousands of US Dollars unless otherwise stated)

D	Financial Risk Management

D2	Credit and other investment risks (Continued)

Credit quality analysis (Continued)

(i) Concentration of credit risk in investment operations portfolio

The geographical distribution by the destination of the Bank’s loan investments (gross carrying amount of loans and exposure of undrawn loan commitments), issued guarantee commitments and associated ECL is as follows:

	June 30, 2026			Dec. 31, 2025
Region	Stage 1	Stage 2	Total	Stage 1	Stage 2	Total
Sovereign- backed loans and guarantees(1)
Central Asia	5,494,241	-	5,494,241	4,471,062	-	4,471,062
Eastern Asia	3,211,134	-	3,211,134	3,252,562	-	3,252,562
Southeastern Asia	9,892,233	34,800	9,927,033	10,356,967	35,532	10,392,499
Southern Asia	16,751,025	336,969	17,087,994	16,189,840	344,098	16,533,938
Western Asia	7,073,892	491,362	7,565,254	6,322,085	-	6,322,085
Oceania	81,287	-	81,287	85,388	-	85,388
Total Regional	42,503,812	863,131	43,366,943	40,677,904	379,630	41,057,534
Total Non-Regional	1,621,042	1,402,951	3,023,993	3,009,117	-	3,009,117
Subtotal	44,124,854	2,266,082	46,390,936	43,687,021	379,630	44,066,651

	June 30, 2026			Dec. 31, 2025
Region	Stage 1	Stage 2	Total	Stage 1	Stage 2	Total
ECL allowance
Central Asia	1,045	-	1,045	1,606	-	1,606
Eastern Asia	211	-	211	363	-	363
Southeastern Asia	1,450	3,193	4,643	1,598	3,399	4,997
Southern Asia	13,128	4,994	18,122	14,002	5,459	19,461
Western Asia	2,372	2,558	4,930	2,899	-	2,899
Oceania	247	-	247	319	-	319
Total Regional	18,453	10,745	29,198	20,787	8,858	29,645
Total Non-Regional	660	13,212	13,872	2,319	-	2,319
Subtotal	19,113	23,957	43,070	23,106	8,858	31,964

(1)

The issued financial guarantees are classified as Stage 1 amount to USD1,066.06 million with an ECL allowance of USD0.65 million, and those classified as Stage 2 amount to USD237.61 million with an ECL allowance of USD0.18 million.

Asian Infrastructure Investment Bank

Notes to the Condensed Financial Statements

For the six months ended June 30, 2026

(All amounts in thousands of US Dollars unless otherwise stated)

D	Financial Risk Management

D2	Credit and other investment risks (Continued)

Credit quality analysis (Continued)

(i) Concentration of credit risk in investment operations portfolio (Continued)

	June 30, 2026			Dec. 31, 2025
Region	Stage 1	Stage 2	Total	Stage 1	Stage 2	Total
Nonsovereign- backed loans
Central Asia	856,176	257,635	1,113,811	575,677	264,962	840,639
Eastern Asia	448,573	-	448,573	467,056	-	467,056
Southeastern Asia	883,322	26,239	909,561	550,351	26,221	576,572
Southern Asia	591,589	149,728	741,317	609,210	152,708	761,918
Western Asia	894,778	158,139	1,052,917	943,765	194,582	1,138,347
Total Regional	3,674,438	591,741	4,266,179	3,146,059	638,473	3,784,532
Total Non- Regional	328,668	204,177	532,845	298,078	194,690	492,768
Subtotal	4,003,106	795,918	4,799,024	3,444,137	833,163	4,277,300
Total	48,127,960	3,062,000	51,189,960	47,131,158	1,212,793	48,343,951

	June 30, 2026			Dec. 31, 2025
Region	Stage 1	Stage 2	Total	Stage 1	Stage 2	Total
ECL allowance
Central Asia	1,430	14,811	16,241	1,572	17,209	18,781
Eastern Asia	811	-	811	886	-	886
Southeastern Asia	2,224	200	2,424	2,840	208	3,048
Southern Asia	752	19,325	20,077	684	16,691	17,375
Western Asia	4,015	10,545	14,560	4,066	16,587	20,653
Total Regional	9,232	44,881	54,113	10,048	50,695	60,743
Total Non- Regional	522	35,215	35,737	617	30,170	30,787
Subtotal	9,754	80,096	89,850	10,665	80,865	91,530
Total	28,867	104,053	132,920	33,771	89,723	123,494

Asian Infrastructure Investment Bank

Notes to the Condensed Financial Statements

For the six months ended June 30, 2026

(All amounts in thousands of US Dollars unless otherwise stated)

D	Financial Risk Management

D2	Credit and other investment risks (Continued)

Credit quality analysis (Continued)

(i) Concentration of credit risk in investment operations portfolio (Continued)

The sector distribution of the proceeds of the Bank’s projects for loan investments (gross carrying amount of loans and exposure of undrawn loan commitments), issued guarantee commitments and associated ECL is as follows:

	June 30, 2026			Dec. 31, 2025
Sector	Stage 1	Stage 2	Total	Stage 1	Stage 2	Total
Sovereign- backed loans and guarantees
CRF(1)-Economic Resilience/PBF(2)	9,978,637	781,544	10,760,181	11,215,565	-	11,215,565
CRF-Finance/Liquidity	399,799	-	399,799	457,873	-	457,873
CRF-Public Health	3,217,744	-	3,217,744	3,266,821	-	3,266,821
ERF(3)-Policy-Based Financing	249,588	-	249,588	-	-	-
Education Infrastructure	249,881	-	249,881	249,891	-	249,891
Energy	6,438,264	282,226	6,720,490	5,917,897	286,544	6,204,441
Transport	12,319,323	374,608	12,693,931	10,661,785	93,086	10,754,871
Urban	1,989,637	-	1,989,637	2,227,739	-	2,227,739
Water	4,321,841	289,532	4,611,373	4,213,762	-	4,213,762
Health	1,323,895	-	1,323,895	1,361,782	-	1,361,782
Multi-sector	2,752,778	237,611	2,990,389	2,914,769	-	2,914,769
Others	883,467	300,561	1,184,028	1,199,137	-	1,199,137
Subtotal	44,124,854	2,266,082	46,390,936	43,687,021	379,630	44,066,651

	June 30, 2026			Dec. 31, 2025
Sector	Stage 1	Stage 2	Total	Stage 1	Stage 2	Total
ECL allowance
CRF-Economic Resilience/PBF	7,570	5,745	13,315	10,391	-	10,391
CRF-Finance/Liquidity	704	-	704	1,098	-	1,098
CRF-Public Health	840	-	840	997	-	997
ERF-Policy-Based Financing	460	-	460	-	-	-
Education Infrastructure	28	-	28	30	-	30
Energy	2,112	4,276	6,388	2,403	4,627	7,030
Transport	2,300	6,606	8,906	1,935	4,231	6,166
Urban	1,384	-	1,384	1,417	-	1,417
Water	837	3,704	4,541	1,283	-	1,283
Health	14	-	14	15	-	15
Multi-sector	1,314	183	1,497	1,475	-	1,475
Others	1,550	3,443	4,993	2,062	-	2,062
Subtotal	19,113	23,957	43,070	23,106	8,858	31,964

(1)	Crisis Recovery Facility (CRF) supported AIIB’s members and clients in alleviating and mitigating economic, financial and public health pressures arising from COVID-19.

(2)	PBF refers to policy-based financing.

(3)

The Energy, Food Security and Economic Resilience Facility (ERF) provides rapid financing support to AIIB’s members and clients’ affected by the ongoing challenges arising from the conflict in the Middle East.

Asian Infrastructure Investment Bank

Notes to the Condensed Financial Statements

For the six months ended June 30, 2026

(All amounts in thousands of US Dollars unless otherwise stated)

D	Financial Risk Management

D2	Credit and other investment risks (Continued)

Credit quality analysis (Continued)

(i) Concentration of credit risk in investment operations portfolio (Continued)

	June 30, 2026			Dec. 31, 2025
Sector	Stage 1	Stage 2	Total	Stage 1	Stage 2	Total
Nonsovereign- backed loans
CRF-Finance/ Liquidity	194,637	-	194,637	213,412	-	213,412
CRF-Public Health	39,512	-	39,512	38,284	-	38,284
Digital Infrastructure and Technology	168,980	-	168,980	224,029	-	224,029
Energy	1,434,304	496,855	1,931,159	1,232,418	544,088	1,776,506
Multi-sector	698,702	14,484	713,186	716,970	-	716,970
Transport	844,726	284,579	1,129,305	441,216	289,075	730,291
Urban	419,088	-	419,088	374,009	-	374,009
Education Infrastructure	84,611	-	84,611	82,109	-	82,109
Health	118,546	-	118,546	121,690	-	121,690
Subtotal	4,003,106	795,918	4,799,024	3,444,137	833,163	4,277,300
Total	48,127,960	3,062,000	51,189,960	47,131,158	1,212,793	48,343,951

	June 30, 2026			Dec. 31, 2025
Sector	Stage 1	Stage 2	Total	Stage 1	Stage 2	Total
ECL allowance
CRF-Finance/ Liquidity	639	-	639	597	-	597
CRF-Public Health	88	-	88	87	-	87
Digital Infrastructure and Technology	354	-	354	813	-	813
Energy	2,948	42,331	45,279	3,128	46,455	49,583
Multi-sector	1,364	29	1,393	1,431	-	1,431
Transport	2,736	37,736	40,472	2,849	34,410	37,259
Urban	820	-	820	973	-	973
Education Infrastructure	264	-	264	292	-	292
Health	541	-	541	495	-	495
Subtotal	9,754	80,096	89,850	10,665	80,865	91,530
Total	28,867	104,053	132,920	33,771	89,723	123,494

Asian Infrastructure Investment Bank

Notes to the Condensed Financial Statements

For the six months ended June 30, 2026

(All amounts in thousands of US Dollars unless otherwise stated)

D	Financial Risk Management

D2	Credit and other investment risks (Continued)

Credit quality analysis (Continued)

(ii) Movement analysis

Set out below are movement analyses of the gross carrying amount of loans, exposures of undrawn loan commitments, issued guarantee commitments, and debt securities with the related changes in ECL allowances.

Sovereign-backed loans and issued guarantee commitments

	Stage 1	Stage 2	Total
Gross carrying amount of loans and exposure of undrawn loan/issued guarantee commitments as at Jan. 1, 2026	43,687,021	379,630	44,066,651
New loans, commitments and guarantees originated	3,609,780	-	3,609,780
Repayments	(723,314)	(7,720)	(731,034)
Movement in net transaction costs, fees and related income through EIR method	(74,092)	(141)	(74,233)
Cancelled commitment	(201,859)	-	(201,859)
Foreign exchange movements	(278,369)	-	(278,369)
Transfer to stage 1	-	-	-
Transfer to stage 2	(1,894,313)	1,894,313	-
As at June 30, 2026	44,124,854	2,266,082	46,390,936

	Stage 1	Stage 2	Total
ECL allowance as at Jan. 1, 2026	23,106	8,858	31,964
Additions	918	-	918
Change in risk parameters (1)	(2,987)	(671)	(3,658)
Change from lifetime (stage 2) to 12- month (stage 1) ECL	-	-	-
Change from 12-month (stage 1) to lifetime (stage 2) ECL	(1,858)	15,770	13,912
Reversal of ECL allowance	(66)	-	(66)
As at June 30, 2026	19,113	23,957	43,070

(1)	The change in the loss allowance is due to change in the Probability of Default, Loss Given Default and Exposure at Default used to calculate the expected credit loss for the loans.

Asian Infrastructure Investment Bank

Notes to the Condensed Financial Statements

For the six months ended June 30, 2026

(All amounts in thousands of US Dollars unless otherwise stated)

D	Financial Risk Management

D2	Credit and other investment risks (Continued)

Credit quality analysis (Continued)

Nonsovereign-backed loans

	Stage 1	Stage 2	Total
Gross carrying amount of loans and exposure of undrawn loan commitments as at Jan. 1, 2026	3,444,137	833,163	4,277,300
New loans and commitments originated	757,672	-	757,672
Repayments	(93,104)	(41,002)	(134,106)
Movement in net transaction costs, fees and related income through EIR method	(648)	(1,020)	(1,668)
Derecognition	-	-	-
Cancelled commitment	(65,119)	-	(65,119)
Foreign exchange movements	(25,348)	(9,707)	(35,055)
Transfer to stage 1	-	-	-
Transfer to stage 2	(14,484)	14,484	-
Transfer to stage 3	-	-	-
As at June 30, 2026	4,003,106	795,918	4,799,024

	Stage 1	Stage 2	Total
ECL allowance as at Jan. 1, 2026	10,665	80,865	91,530
Additions	473	-	473
Change in risk parameters (1)	(1,302)	2,074	772
Change from lifetime (stage 2) to 12- month (stage 1) ECL	-	-	-
Change from 12-month (stage 1) to lifetime (stage 2) ECL	(56)	29	(27)
Reversal of ECL allowance	(26)	(2,872)	(2,898)
As at June 30, 2026	9,754	80,096	89,850
Total gross carrying amount of loans and exposure of undrawn loan commitments as at June 30, 2026	48,127,960	3,062,000	51,189,960
Total ECL allowance as at June 30, 2026	28,867	104,053	132,920

(1)

The change in the loss allowance is due to change in the Probability of Default, Loss Given Default and Exposure at Default used to calculate the expected credit loss for the loans. It also includes those changes resulting from Post Model Adjustment.

Asian Infrastructure Investment Bank

Notes to the Condensed Financial Statements

For the six months ended June 30, 2026

(All amounts in thousands of US Dollars unless otherwise stated)

D	Financial Risk Management

D2	Credit and other investment risks (Continued)

Credit quality analysis (Continued)

Sovereign-backed loans and issued guarantee commitments

	Stage 1	Stage 2	Total
Gross carrying amount of loans and exposure of undrawn loan/issued guarantee commitments as at Jan. 1, 2025	36,769,077	876,860	37,645,937
New loans, commitments and guarantees originated	7,576,729	-	7,576,729
Repayments	(1,487,925)	(57,232)	(1,545,157)
Movement in net transaction costs, fees and related income through EIR method	(135,690)	164	(135,526)
Cancelled commitment	(552,467)	(3,066)	(555,533)
Foreign exchange movements	1,080,201	-	1,080,201
Transfer to stage 1	437,096	(437,096)	-
Transfer to stage 2	-	-	-
As at Dec. 31, 2025	43,687,021	379,630	44,066,651

	Stage 1	Stage 2	Total
ECL allowance as at Jan. 1, 2025	28,318	35,860	64,178
Additions	1,632	-	1,632
Change in risk parameters (1)	(7,651)	(4,188)	(11,839)
Change from lifetime (stage 2) to 12-month (stage 1) ECL	1,219	(22,506)	(21,287)
Change from 12-month (stage 1) to lifetime (stage 2) ECL	-	-	-
Reversal of ECL allowance	(412)	(308)	(720)
As at Dec. 31, 2025	23,106	8,858	31,964

(1)

The change in the loss allowance is due to change in the Probability of Default, Loss Given Default and Exposure at Default used to calculate the expected credit loss for the loans. It also includes those changes resulting from methodology updates, for details please refer to section D3 ECL measurement in the Bank’s annual financial statements for the year ended Dec. 31, 2025.

Asian Infrastructure Investment Bank

Notes to the Condensed Financial Statements

For the six months ended June 30, 2026

(All amounts in thousands of US Dollars unless otherwise stated)

D	Financial Risk Management

D2	Credit and other investment risks (Continued)

Credit quality analysis (Continued)

Nonsovereign-backed loans

	Stage 1	Stage 2	Total
Gross carrying amount of loans and exposure of undrawn loan commitments as at Jan. 1, 2025	3,034,979	503,597	3,538,576
New loans and commitments originated	1,485,961	-	1,485,961
Repayments	(559,023)	(333,590)	(892,613)
Movement in net transaction costs, fees and related income through EIR method	(4,971)	(4,015)	(8,986)
Derecognition	-	-	-
Cancelled commitment	(54,423)	-	(54,423)
Foreign exchange movements	118,318	90,467	208,785
Transfer to stage 1	-	-	-
Transfer to stage 2	(576,704)	576,704	-
Transfer to stage 3	-	-	-
As at Dec. 31, 2025	3,444,137	833,163	4,277,300

	Stage 1	Stage 2	Total
ECL allowance as at Jan. 1, 2025	16,363	119,271	135,634
Additions	21,731	-	21,731
Change in risk parameters (1)	(4,685)	(3,807)	(8,492)
Change from lifetime (stage 2) to 12-month (stage 1) ECL	-	-	-
Change from 12-month (stage 1) to lifetime (stage 2) ECL	(22,165)	51,542	29,377
Reversal of ECL allowance	(579)	(86,141)	(86,720)
As at Dec. 31, 2025	10,665	80,865	91,530
Total gross carrying amount of loans and exposure of undrawn loan commitments as at Dec. 31, 2025	47,131,158	1,212,793	48,343,951
Total ECL allowance as at Dec. 31, 2025	33,771	89,723	123,494

(1)

The change in the loss allowance is due to change in the Probability of Default, Loss Given Default and Exposure at Default used to calculate the expected credit loss for the loans. It also includes those changes resulting from methodology updates and Post Model Adjustment, for details please refer to section D3 ECL measurement in the Bank’s annual financial statements for the year ended Dec. 31, 2025.

Asian Infrastructure Investment Bank

Notes to the Condensed Financial Statements

For the six months ended June 30, 2026

(All amounts in thousands of US Dollars unless otherwise stated)

D	Financial Risk Management

D2	Credit and other investment risks (Continued)

Credit quality analysis (Continued)

Debt securities in investment operations portfolio

	Stage 1	Stage 2	Stage 3 (1)	Total
Gross carrying amount of debt securities and exposure of undrawn debt security commitments as at Jan. 1, 2026	884,141	-	5,069	889,210
New debt securities	50,898	-	-	50,898
Accrual and amortization	(10,405)	-	-	(10,405)
Foreign exchange movements	(12,889)	-	-	(12,889)
Transfer to stage 1	-	-	-	-
Transfer to stage 2	(2,946)	2,946	-	-
Transfer to stage 3	-	-	-	-
Derecognition	(129,845)	-	(5,069)	(134,914)
As at June 30, 2026	778,954	2,946	-	781,900

	Stage 1	Stage 2	Stage 3 (1)	Total
ECL allowance as at Jan. 1, 2026	3,051	-	5,045	8,096
Additions	1,234	-	-	1,234
Change in risk parameters	(441)	-	5	(436)
Change from lifetime (stage 2) to 12-month (stage 1) ECL	-	-	-	-
Change from 12-month (stage 1) to lifetime (stage 2) ECL	(70)	411	-	341
Change from 12-month (stage 2) to lifetime (stage 3) ECL	-	-	-	-
Reversal of ECL allowance	(1,085)	-	(5,050)	(6,135)
As at June 30, 2026	2,689	411	-	3,100

(1)	For the six months ended June 30, 2026, the Bank disposed of the credit-impaired debt security, and the related ECL allowance was reversed accordingly.

Asian Infrastructure Investment Bank

Notes to the Condensed Financial Statements

For the six months ended June 30, 2026

(All amounts in thousands of US Dollars unless otherwise stated)

D	Financial Risk Management

D2	Credit and other investment risks (Continued)

Credit quality analysis (Continued)

Debt securities in treasury investment portfolio

	Stage 1	Stage 2	Stage 3	Total
Gross carrying amount of debt securities as at Jan. 1, 2026	10,492,096	-	-	10,492,096
New debt securities	1,753,602	-	-	1,753,602
Accrual and amortization	(91,813)	-	-	(91,813)
Foreign exchange movements	-	-	-	-
Transfer to stage 1	-	-	-	-
Transfer to stage 2	-	-	-	-
Transfer to stage 3	-	-	-	-
Derecognition	(1,033,170)	-	-	(1,033,170)
As at June 30, 2026	11,120,715	-	-	11,120,715

	Stage 1	Stage 2	Stage 3	Total
ECL allowance as at Jan. 1, 2026	1,157	-	-	1,157
Additions	211	-	-	211
Change in risk parameters	57	-	-	57
Change from lifetime (stage 2) to 12-month (stage 1) ECL	-	-	-	-
Change from 12-month (stage 1) to lifetime (stage 2) ECL	-	-	-	-
Change from 12-month (stage 2) to lifetime (stage 3) ECL	-	-	-	-
Reversal of ECL allowance	(105)	-	-	(105)
As at June 30, 2026	1,320	-	-	1,320

Asian Infrastructure Investment Bank

Notes to the Condensed Financial Statements

For the six months ended June 30, 2026

(All amounts in thousands of US Dollars unless otherwise stated)

D	Financial Risk Management

D2	Credit and other investment risks (Continued)

Credit quality analysis (Continued)

Debt securities in investment operations portfolio

	Stage 1	Stage 2	Stage 3	Total
Gross carrying amount of debt securities and exposure of undrawn debt security commitments as at Jan. 1, 2025	707,197	-	14,988	722,185
New debt securities	321,955	-	252	322,207
Accrual and amortization	1,792	-	238	2,030
Foreign exchange movements	(9,552)	-	-	(9,552)
Transfer to stage 1	-	-	-	-
Transfer to stage 2	-	-	-	-
Transfer to stage 3	-	-	-	-
Derecognition	(137,251)	-	(10,409)	(147,660)
As at Dec. 31, 2025	884,141	-	5,069	889,210

	Stage 1	Stage 2	Stage 3	Total
ECL allowance as at Jan. 1, 2025	2,162	-	14,010	16,172
Additions	1,186	-	128	1,314
Change in risk parameters	(113)	-	20	(93)
Change from lifetime (stage 2) to 12-month (stage 1) ECL	-	-	-	-
Change from 12-month (stage 1) to lifetime (stage 2) ECL	-	-	-	-
Change from 12-month (stage 1) to lifetime (stage 3) ECL	-	-	-	-
Reversal of ECL allowance	(184)	-	(9,113)	(9,297)
As at Dec. 31, 2025	3,051	-	5,045	8,096

Asian Infrastructure Investment Bank

Notes to the Condensed Financial Statements

For the six months ended June 30, 2026

(All amounts in thousands of US Dollars unless otherwise stated)

D	Financial Risk Management

D2	Credit and other investment risks (Continued)

Credit quality analysis (Continued)

Debt securities in treasury investment portfolio

	Stage 1	Stage 2	Stage 3	Total
Gross carrying amount of debt securities as at Jan. 1, 2025	11,045,284	-	-	11,045,284
New debt securities	2,214,427	-	-	2,214,427
Accrual and amortization	42,420	-	-	42,420
Foreign exchange movements	-	-	-	-
Transfer to stage 1	-	-	-	-
Transfer to stage 2	-	-	-	-
Transfer to stage 3	-	-	-	-
Derecognition	(2,810,035)	-	-	(2,810,035)
As at Dec. 31, 2025	10,492,096	-	-	10,492,096

	Stage 1	Stage 2	Stage 3	Total
ECL allowance as at Jan. 1, 2025	2,808	-	-	2,808
Additions	225	-	-	225
Change in risk parameters	(1,354)	-	-	(1,354)
Change from lifetime (stage 2) to 12-month (stage 1) ECL	-	-	-	-
Change from 12-month (stage 1) to lifetime (stage 2) ECL	-	-	-	-
Change from 12-month (stage 1) to lifetime (stage 3) ECL	-	-	-	-
Reversal of ECL allowance	(522)	-	-	(522)
As at Dec. 31, 2025	1,157	-	-	1,157

Asian Infrastructure Investment Bank

Notes to the Condensed Financial Statements

For the six months ended June 30, 2026

(All amounts in thousands of US Dollars unless otherwise stated)

E	Fair Value Disclosures

The majority of the Bank’s assets and liabilities in the Statement of Financial Position are financial assets and financial liabilities. Fair value measurement of nonfinancial assets and nonfinancial liabilities does not have a material impact on the Bank’s financial position and operations, taken as a whole.

The Bank does not have any financial assets or financial liabilities subject to nonrecurring fair value measurements for the six months ended June 30, 2026 (for the year ended Dec. 31, 2025: none).

The fair value of the Bank’s financial assets and financial liabilities are determined as follows:

-

If traded in active markets, fair values of financial assets and financial liabilities with standard terms and conditions are determined with reference to quoted market bid prices and ask prices, respectively.

-

If not traded in active markets, fair values of financial assets and financial liabilities are determined in accordance with generally accepted pricing models or discounted cash flow analysis using prices from observable current market transactions for similar instruments or using unobservable inputs relevant to the Bank’s assessment.

Fair value hierarchy

The Bank classifies financial assets and financial liabilities into the following three levels based on the extent to which inputs to valuation techniques used to measure fair value of the financial assets and financial liabilities are observable:

Level 1:	Fair value measurements are those derived from quoted prices (unadjusted) in an active market for identical assets or liabilities;

Level 2:

Fair value measurements are those derived from inputs other than quoted included within Level 1 that are observable for the asset or liability, either directly (that is, as prices) or indirectly (that is, derived from prices); and

Level 3:	Fair value measurements are based on models, and unobservable inputs are significant to the entire measurement.

The Bank assesses the fair value hierarchy at security level. The Bank recognizes transfers in and transfers out of levels at the end of the reporting period during which the change has occurred.

Asian Infrastructure Investment Bank

Notes to the Condensed Financial Statements

For the six months ended June 30, 2026

(All amounts in thousands of US Dollars unless otherwise stated)

E	Fair Value Disclosures

Financial assets and financial liabilities not measured at fair value on the Statement of Financial Position

The table below summarizes the carrying amounts and fair values of those financial instruments not measured in the Statement of Financial Position at their fair value:

	June 30, 2026		Dec. 31, 2025
	Carrying amount	Fair value	Carrying amount	Fair value
Financial assets
- Loan investments, at amortized cost	31,089,547	32,072,130	29,626,580	30,496,466
- Debt securities, at amortized cost	11,832,479	11,810,314	11,297,092	11,402,179
- Paid-in capital receivables	213,191	212,651	219,625	219,151
Financial liabilities
- Borrowings	4,228,601	4,228,719	2,477,268	2,481,420

As at June 30, 2026, other than those disclosed above, the Bank’s balances of financial instruments are not measured at fair value but with short-term maturity approximate their fair values.

Fair value of loan investments and paid-in capital receivables measured at amortized cost has been calculated using Level 3 inputs by discounting the cash flows at a current interest rate applicable to each loan and paid-in capital receivable.

The significant input used in the fair value of loan are risk-free rate, credit default swap spreads, expected recovery rate and foreign exchange rates. Management makes certain assumptions about the unobservable inputs to the model. These are regularly assessed for reasonableness and impact on the fair value of loans. An increase in the level of forecast cash flows in subsequent periods would lead to an increase in the fair value and an increase in the discount rate used to discount to forecast cash flow would lead to a decrease in the fair value of loans.

Fair value of debt securities held at amortized cost are generally based upon quoted market prices, if available. If the market prices are not readily available, fair values are estimated using either values obtained from independent parties offering pricing services or adjusted quoted market prices of comparable investments or using the discounted cash flow methodology.

Fair value of borrowings held at amortized cost are generally based upon quoted market prices, if available. If the market prices are not readily available, fair values are determined using discounted cash flow models.

Asian Infrastructure Investment Bank

Notes to the Condensed Financial Statements

For the six months ended June 30, 2026

(All amounts in thousands of US Dollars unless otherwise stated)

E	Fair Value Disclosures

Financial assets and financial liabilities measured at fair value on the Statement of Financial Position

The table below summarizes the fair values of the financial assets and financial liabilities measured in the Statement of Financial Position at their fair value:

As at June 30, 2026
	Level 1	Level 2	Level 3	Total
Financial assets and financial liabilities
Investments at fair value through profit or loss
- External Managers Program	5,251,715	282,701	-	5,534,416
- Investments with equity participation	-	-	1,472,838	1,472,838
- Debt securities	7,659,262	2,758,603	-	10,417,865
- Investment operations fixed-income portfolio	230,374	35,862	-	266,236
Money Market Funds	-	564,206	-	564,206
Derivative assets	-	1,009,000	-	1,009,000
Total financial assets	13,141,351	4,650,372	1,472,838	19,264,561
Borrowings	-	(39,185,411)	-	(39,185,411)
Derivative liabilities	-	(845,891)	-	(845,891)
Total financial liabilities	-	(40,031,302)	-	(40,031,302)

As at Dec. 31, 2025
	Level 1	Level 2	Level 3	Total
Financial assets and financial liabilities
Investments at fair value through profit or loss
- External Managers Program	4,495,360	224,966	-	4,720,326
- Investments with equity participation	-	-	1,435,173	1,435,173
- Debt securities	6,967,412	1,712,809	-	8,680,221
- Investment operations fixed-income portfolio	218,173	46,768	-	264,941
Money Market Funds	-	691,412	-	691,412
Derivative assets	-	1,312,674	-	1,312,674
Total financial assets	11,680,945	3,988,629	1,435,173	17,104,747
Borrowings	-	(36,592,173)	-	(36,592,173)
Derivative liabilities	-	(841,922)	-	(841,922)
Total financial liabilities	-	(37,434,095)	-	(37,434,095)

Asian Infrastructure Investment Bank

Notes to the Condensed Financial Statements

For the six months ended June 30, 2026

(All amounts in thousands of US Dollars unless otherwise stated)

E	Fair Value Disclosures

Financial assets and financial liabilities measured at fair value on the Statement of Financial Position (Continued)

The MMFs’ shares are not traded in any market. The fair value of the MMFs is derived from that of the net assets value, therefore MMFs are classified as Level 2 instruments.

External Managers Program and debt securities have been valued either using the discounted cash flow method based on observable market input, or obtained from market price. Derivative instruments and borrowings have been valued using discounted cash flow methodology based on observable market inputs. Quoted prices (unadjusted) in active markets are typical Level 1 inputs, while inputs other than quoted prices included within Level 1 that are observable for the asset and liability, either directly or indirectly, are typically Level 2 inputs.

In some situations, the inputs used to measure fair value might fall in different level of the fair value hierarchy. The level in the fair value hierarchy within which the fair value measurement falls shall be determined based on the lowest level input that is significant to the fair value measurement in its entirety. When unobservable inputs are significant to the fair value measurement, those financial instruments are to be categorized as Level 3.

During the six months ended June 30, 2026, due to changes in market conditions for certain investment securities, quoted prices in active markets were no longer available for these securities. However, there was sufficient information available to measure the fair values of these securities based on observable market inputs. Therefore, there were USD14.38 million of debt instruments transferred from Level 1 to Level 2 of the fair value hierarchy. In addition, there were transfers of USD270.01 million in investments of debt instruments from Level 2 to Level 1, when quoted prices in active markets become available.

The table below provides a reconciliation of the fair values of the Bank’s Level 3 financial assets for the six months ended June 30, 2026 and the year ended Dec. 31, 2025.

Investments with equity participation:

	For the six months ended June 30, 2026	For the year ended Dec. 31, 2025
As at beginning of period/year	1,435,173	1,255,460
Additions	123,578	282,326
Return of capital contributions	(105,923)	(100,326)
Fair value gain/(loss), net	20,010	(2,287)
Total	1,472,838	1,435,173

The fair value gains or losses are attributable to changes in unrealized gains or losses relating to those financial assets held at the end of the reporting period, which are recognized in profit or loss under “Net gain on financial instruments measured at fair value and foreign exchange”. For the six months ended June 30, 2026, the realized gain arising from the Bank’s Level 3 financial assets amounted to USD4.04 million (for the year ended Dec. 31, 2025: USD14.03 million).

Asian Infrastructure Investment Bank

Notes to the Condensed Financial Statements

For the six months ended June 30, 2026

(All amounts in thousands of US Dollars unless otherwise stated)

E	Fair Value Disclosures

Financial assets and financial liabilities measured at fair value on the Statement of Financial Position (Continued)

The fair value of the investments with equity participation is mainly based on an adjusted net assets method using net asset values provided by the fund managers and discounted cash flow model. The unobservable inputs for discounted cash flow model mainly include weighted average cost of capital, liquidity discount and projected cash flows.

There has been no transfer in and/or out of Level 3 during the six months ended June 30, 2026 (for the year ended Dec. 31, 2025: none).